Security Information








Security Purchased


Cusip
0001297627


Issuer
SAIFUN SEMICONDUCTORS LTD


Underwriters
Lehman Brothers, DBSI, CIBC, Raymond James,
William Blair & Co


Years of continuous operation, including predecessors
> 3 years


Ticker
SFUN US


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
Lehman Brothers


Firm commitment underwriting?
Yes


Trade date/Date of Offering
11/8/2005


Total dollar amount of offering sold to QIBs
 $                                                 117,500,000


Total dollar amount of any concurrent public offering
 $                                                                  -


Total
 $                                                 117,500,000


Public offering price
 $                                                           23.50


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $                                                             1.65


Rating
N/A


Current yield
N/A










Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
Chicago Funds







Scudder Technology Fund
Chicago
                        48,100
 $
1,130,350
0.96%



SVS II Small Cap Growth Portfolio
Chicago
                        11,800
 $                   277,300
0.24%



SVS II Technology Growth Portfolio
Chicago
                          7,600
 $                   178,600
0.15%



New York Funds







Scudder Micro Cap Fund
New York
                          4,400
 $                   103,400
0.09%



Scudder Small Cap Growth Fund
New York
                        22,100
 $                   519,350
0.44%



Total

94,000
 $                 2,209,000
1.88%




Security Information








Security Purchased


Cusip
84649R101


Issuer
SPANSION INC


Underwriters
Citigroup, CSFB, DBSI, Dresdner Kleinwort, JP
Morgan, Merrill Lynch, Morgan Stanley, UBS


Years of continuous operation, including predecessors
> 3 years


Ticker
SPSN US


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
Citigroup


Firm commitment underwriting?
Yes


Trade date/Date of Offering
12/16/2005


Total dollar amount of offering sold to QIBs
 $                                                 506,400,000


Total dollar amount of any concurrent public offering
 $                                                                  -


Total
 $                                                 506,400,000


Public offering price
 $                                                           12.00


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $                                                             0.72


Rating
N/A


Current yield
N/A










Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund



Chicago Funds







Sudder Technology Fund
Chicago
516,500
 $                 6,198,000
1.22%



SVS II Technology Growth Portfolio
Chicago
83,500
 $                 1,002,000
0.20%



Total

600,000
 $                 7,200,000
1.42%











^The Security and Fund Performance is calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.